Exhibit 99.4
RIP, Inc.
Financial Statements for the
Year Ended December 31, 2007

RIP, Inc.
Year Ended December 31, 2007

Report of Independent Registered Public Accounting Firm
Board of Directors
RIP, Inc.
Homosassa, Florida
We have audited the accompanying balance sheet of RIP, Inc. as of December 31, 2007, and the related statements of operations, cash flows and changes in stockholders’ equity for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RIP, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Blackman Kallick
Chicago, Illinois
June 22, 2009

Exhibit A
RIP, Inc.
Balance Sheet
December 31, 2007

Assets

Current Assets
Cash	$144,156
Accounts receivable	31,692
Prepaid expenses and deposits	24,238

Total Current Assets	200,086

Property and Equipment (Net of accumulated depreciation)	161,733

Landfill Site (Net of accumulated depletion)	812,441

$1,174,260

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable
Trade	$7,613
Due to related party	2,030

Total Current Liabilities	9,643

Accrued Closure and Post-Closure Obligations	1,089,203

Total Liabilities	1,098,846

Stockholders’ Equity (Deficit)
Common stock - No par value; authorized - 10,000 shares; issued and outstanding - 10,000 shares	—
Additional paid-in capital	2,332,334
Accumulated deficit	(2,256,920)

Total Stockholders’ Equity	75,414

$1,174,260

The accompanying notes are an integral part of the financial statements.

Exhibit B
RIP, Inc.
Statement of Operations
Year Ended December 31, 2007

		% of Net
	Amount	Revenues
Net Revenues	$508,268	100.00%

Cost and Operating Expenses
Cost of sales	317,152	62.40
Selling and administrative	181,442	35.70
Depreciation and depletion	46,589	9.17
Gain on disposal of equipment	(68,893)	(13.56)

Total Cost and Operating Expenses, Net	476,290	93.71

Net Income	$31,978	6.29%

The accompanying notes are an integral part of the financial statements.

Exhibit C
RIP, Inc.
Statement of Cash Flows
Year Ended December 31, 2007

Cash Flows from Operating Activities
Net income	$31,978

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and depletion	46,589
Accretion of closure and post-closure obligations	85,320
Gain on sale of equipment	(68,893)
Decrease in
Accounts receivable	9,841
Prepaid expenses and deposits	1,818
Accounts payable	(38,003)
Due to related party	(59)

Total Adjustments	36,613

Net Cash Provided by Operating Activities	68,591

Cash Flows from Investing Activities
Proceeds from sale of equipment	3,000
Acquisition of property and equipment	(65,604)

Net Cash Used in Investing Activities	(62,604)

Net Increase in Cash	5,987

Cash, Beginning of Year	138,169

Cash, End of Year	$144,156

Supplemental schedule of noncash investing activities:
During 2007, the Company traded in a piece of equipment and received a trade-in allowance of $66,500 towards the purchase of a new piece of equipment.
The accompanying notes are an integral part of the financial statements.

Exhibit D
RIP, Inc.
Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2007

				Additional
		Common Stock		Paid-In	Accumulated
	Total	Shares	Amount	Capital	Deficit
Balance, December 31, 2006	$(676,564)	10,000	$—	$1,612,334	$(2,288,898)
Stockholder contributions	720,000	—	—	720,000	—
Net income	31,978	—	—	—	31,978

Balance, December 31, 2007	$75,414	10,000	$—	$2,332,334	$(2,256,920)

The accompanying notes are an integral part of the financial statements.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 1 — Industry Operations
RIP, Inc. (the Company) owns and operates a construction and demolition waste landfill in Citrus County, Florida. In addition to accepting inbound waste materials, the Company also mines and sells sand to local construction contractors and builders. As disclosed in Note 6, the business of mining and selling of sand was taken over by a related party during 2008.
Note 2 — Summary of Significant Accounting Policies
Cash
Substantially all cash is held at Marquette Bank and Regions Bank. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any credit risk on cash.
Accounts Receivable
Accounts receivable are carried at original invoice amount less estimates made for doubtful receivables. Management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a monthly basis and by using historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. An account receivable is considered to be past due if any portion of the receivable is outstanding for more than 90 days.
Property and Equipment
The Company’s policy is to depreciate or amortize the cost of property and equipment over the estimated useful lives of the assets using the straight-line method.

Years
Machinery and equipment	5
Autos	5
Computers	3
Trailers	10

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 2 — Summary of Significant Accounting Policies (Continued)
Landfill Site
The landfill site is recorded at cost. Capitalized landfill costs include expenditures for land, permitting costs, cell construction costs and environmental structures. Capitalized permitting and cell construction costs are limited to direct costs relating to these activities, including legal, engineering and construction costs associated with excavation, liners and site beams and other costs associated with environmental equipment and structures.
Capitalized landfill costs may also include an allocation of the purchase price paid for landfills. For landfills purchased as part of a group of several assets, the purchase price assigned to the landfill is determined based on the discounted expected future cash flows of the landfill relative to the other assets within the acquired group. If the landfill meets the Company’s expansion criteria, the purchase price is further allocated between permitted airspace and expansion airspace based on the ratio of permitted versus probable expansion airspace to total available airspace.
The landfill site, including costs related to acquiring land, excluding the estimated residual value of unpermitted, nonbuffer land and costs related to permitting and cell construction, is depleted as airspace is consumed using the units-of-consumption method over the total available airspace, including probable expansion airspace, where appropriate. Environmental structures, which consist primarily of groundwater monitoring wells, are charged to expense over the shorter of their useful life or the life of the landfill. Expenses incurred related to required groundwater monitoring activities are expensed as incurred.
The Company assesses the carrying value of its landfill site in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). The Company considers certain impairment indicators previously discussed that require significant judgment and understanding of the waste industry when applied to landfill development or expansion. As of December 31, 2007, the Company determined that no impairment to the carrying value of its landfill site was necessary.
The Company has identified three sequential steps that landfills generally follow to obtain expansion permits. These steps are as follows: (i) obtaining approval from local authorities; (ii) submitting a permit application to state or provincial authorities; and (iii) obtaining permit approval from state or provincial authorities.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 2 — Summary of Significant Accounting Policies
Landfill Site (Continued)
Before expansion airspace is included in the Company’s calculation of total available disposal capacity, the following criteria must be met: (i) the land associated with the expansion airspace is either owned by the Company or is controlled by the Company pursuant to an option agreement; (ii) the Company is committed to supporting the expansion project financially and with appropriate resources; (iii) there are no identified fatal flaws or impediments associated with the project, including political impediments; (iv) progress is being made on the project; (v) the expansion is attainable within a reasonable time frame; and (vi) based on senior management’s review of the status of the permit process to date, the Company believes it is likely the expansion permit will be received within the next five years. Upon meeting the Company’s expansion criteria, the rates used at each applicable landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted to include probable expansion airspace and all additional costs to be capitalized or accrued associated with the expansion airspace.
Once expansion airspace meets the Company’s criteria for inclusion in its calculation of total available disposal capacity, management continuously monitors each site’s progress in obtaining the expansion permit. If at any point it is determined that an expansion area no longer meets the required criteria, the probable expansion airspace is removed from the landfill’s total available capacity and the rates used at the landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted accordingly. During the year ended December 31, 2007, the Company did not pursue any expansion permits.
On an annual basis, the Company updates the development cost estimates, closure and post-closure and future capacity estimates for its landfills. Future capacity estimates are updated using surveys to estimate utilized disposal capacity and remaining disposal capacity. These cost and capacity estimates are reviewed and approved by senior management on an annual basis.
Environmental Costs
The Company accrues for costs associated with environmental remediation obligations when such costs are probable and can be reasonably estimated. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than upon completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. As of December 31, 2007, the Company determined that no environmental remediation accrual was necessary. This determination was made based on the results of a Phase II environmental study performed by independent, licensed, environmental professionals.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 2 — Summary of Significant Accounting Policies (Continued)
Accrued Closure and Post-Closure Obligations
Accrued closure and post-closure obligations represent an estimate of the current value of the future obligations associated with closure and post-closure monitoring of the landfills. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance consider site inspection, groundwater monitoring, leachate management, methane gas management and recovery and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas management costs, are also incurred during the operating life of the site in accordance with the landfill operating requirements. Site-specific closure and post-closure engineering cost estimates are prepared annually. The impact of changes in estimates is accounted for on a prospective basis.
Landfill closure and post-closure liabilities are calculated by estimating the total obligation of capping and closure events in current dollars, inflating the obligation based on the expected date of the expenditure using an inflation rate of approximately 3.0% and discounting the inflated total to its present value using a credit-adjusted risk-free discount rate of approximately 8.5%. The anticipated timeframe for paying these costs varies based on the remaining useful life of each landfill as well as the duration of the post-closure monitoring period. Accretion of discounted cash flows associated with the closure and post-closure obligations is accrued over the life of the landfill, as a charge to cost of operations.
Revenue Recognition
The Company recognizes revenue when services, such as accepting waste at the landfill site, are rendered. Revenue related to the sale of sand is recognized upon pick-up by customers.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 2 — Summary of Significant Accounting Policies (Continued)
Income Taxes
The Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect income taxes, except for state replacement tax, which is immaterial.
In July 2006, the Financial Accounting Standards Board (FASB) issued FAS Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS Statement No. 109” (FIN 48), which the Company has adopted effective January 1, 2007. FIN 48 applies to all “tax positions” accounted for under SFAS 109. FIN 48 refers to “tax positions” as positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements. FIN 48 further clarifies a tax position to include, but not be limited to the following:
•	an allocation or a shift of income between taxing jurisdictions,

•	the characterization of income or a decision to exclude reporting taxable income in a tax return, or

•	a decision to classify a transaction, entity, or other position in a tax return as tax exempt.
FIN 48 clarifies that a tax benefit may be reflected in the financial statements only if it is “more likely than not” that a company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it should be measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. This is a change from previous practice, whereby companies recognized a tax benefit only if it was probable a tax position would be sustained. FIN 48 also requires the Company to make qualitative and quantitative disclosures, including a discussion of reasonable possible changes that might occur in unrecognized tax benefits over the next 12 months, a description of open tax years by major jurisdictions, and a roll-forward of all unrecognized tax benefits on an aggregated basis.
The adoption of FIN 48 did not have a material impact on the Company’s financial statements or disclosures. As of December 31, 2007, the Company did not recognize any assets or liabilities for unrecognized tax benefits relative to uncertain tax positions nor does the Company anticipate any significant unrecognized tax benefits will be recorded during the next 12 months. Any interest or penalties resulting from examinations will be recognized as a component of the income tax provision. However, since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest.
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 2 — Summary of Significant Accounting Policies (Continued)
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. In February 2008, the FASB deferred the effective date of SFAS 157 by one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). On January 1, 2008, the Company adopted the provisions of SFAS 157, except as it applies to those nonfinancial assets and nonfinancial liabilities for which the effective date has been delayed by one year. The adoption of SFAS 157 did not have a material effect on the Company’s financial position or results of operations. The book value of cash, accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these instruments.
On January 1, 2008, the Company adopted the provisions of SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 provides companies with an option to report selected financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to entire instruments and not to portions of instruments. The Company did not elect to report any additional assets or liabilities at fair value and, accordingly, the adoption of SFAS 159 did not have a material effect on the Company’s financial position or results of operations.
Note 3 — Property and Equipment

Land	$50,000
Machinery and equipment	773,122
Autos	1,000
Computers	2,851
Trailers	9,897

836,870

Accumulated depreciation	(675,137)

$161,733

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 4 — Landfill Site

Landfill site	$1,303,138
Accumulated depletion	(490,697)

$812,441

Changes in the landfill site for the year ended December 31, 2007 are as follows:

Balance, beginning of year	$812,553
Additional asset retirement obligations	121
Depletion	(233)

$812,441

Note 5 — Accrued Closure and Post-Closure Costs
Changes in closure and post-closure obligations for the year ended December 31, 2007 are as Follows:

Balance, beginning of year	$1,003,762
Additional asset retirement obligations	121
Accretion	85,320

Balance, end of year	$1,089,203

Note 6 — Related Parties
Draw Enterprises III, LLC (Draw), a company wholly owned by the majority stockholder of the Company, provides the Company with various management and IT services. Draw charges the Company a management fee related to these services, which approximates 3% of the Company’s revenues. Total charges by Draw to the Company for the year ended December 31, 2007 amounted to $15,247.
Corporate Coverage, a company wholly owned by the majority stockholder of the Company, procures insurance policies on behalf of the Company and bills the Company for its share of the insurance premiums. Total charges by Corporate Coverage to the Company for the year ended December 31, 2007 amounted to $22,351. As of December 31, 2007, there were trade accounts payable of $2,030 outstanding to Corporate Coverage for these related charges.
Effective July 2008, the Company ceased its sand mining business operations and allowed Sand Resources, a company wholly owned by the majority stockholder, to operate this business going forward. No transactions occurred between the Company and Sand Resources during the year ended December 31, 2007.

RIP, Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 6 — Related Parties (Continued)
During 2007, the sale of FRS, a company under common ownership, to Waste Services, Inc. (See Note 9) was finalized. At the time of this sale, FRS had prepaid $720,000 of dumping fees to the Company, none of which had been used. These prepaid dumping fees were not transferred to the purchaser of FRS, but rather deemed a distribution to the stockholders of FRS and a contribution of capital to the Company. As these fees had been prepaid by FRS to the Company prior to 2007, the contribution of capital was a noncash event and has therefore not been reflected in the statement of cash flows.
Note 7 — Major Customers
For the year ended December 31, 2007, sales to one major customer amounted to more than 10% of total sales. The amount of revenue from that customer was $228,266. The receivable balance outstanding from this customer as of December 31, 2007 was $53.
Note 8 — Commitments and Contingencies
Permits and licenses to operate landfills may require performance or surety bonds to secure contractual performance related to closure and post-closure activities. The Company has provided the Florida Department of Environmental Protection with two performance bonds for closure and post-closure activities totaling $745,020 as of December 31, 2007. These bonds expire each year and will need to be renewed.
Note 9 — Subsequent Events
In April 2008, the Company purchased an adjacent landfill site for a total purchase price of $1,206,207. The acquisition was financed by stockholder contributions totaling $1,213,059.
In December 2008, Waste Services, Inc., a multi-regional, integrated solid waste services company, acquired all of the outstanding stock of RIP, Inc. for an aggregate purchase price of $7.7 million. Should the site be permitted as a Class I landfill, Class III landfill or as a transfer station, the Company’s former stockholders are entitled to future royalties at varied rates per ton based on the volume and type of waste deposited at the site.
As a result of the sale in December 2008, the Company’s tax status will change from an S corporation to a C corporation. The deferred taxes resulting from this change in tax status relate primarily to differences between the basis of property and equipment for financial and income tax reporting, and are not material as of the closing date.